                                                                EXHIBIT 10.25(a)




                                  $205,000,000

                           Letter of Credit Agreement

                                  Dated as of

                                January 26, 1995

                                     among

                          Kemper Asset Holdings, Inc.,

                            The Banks Party Hereto,

                                      and

                 The Bank of New York, AS ADMINISTRATIVE AGENT
                                AND ISSUING BANK








================================================================================

                               Table of Contents

                                Credit Agreement

                                                                        Page

Article I             Definitions......................................... 1

     Section 1.1.     Definitions......................................... 1

     Section 1.2.     Accounting Matters................................. 10

Article II            Letter of Credit Facility.......................... 10

     Section 2.1.     Issuance of Letters of Credit...................... 10

     Section 2.2.     Participating Interests............................ 11

     Section 2.3.     Reimbursement of Payments.......................... 13

     Section 2.4.     Reimbursement Obligations Unconditional............ 13

     Section 2.5.     Indemnification.................................... 14

     Section 2.6.     Limited Liability of the Administrative Agent, the
                      Issuing Bank and the Banks......................... 14

     Section 2.7.     Fees............................................... 15

     Section 2.8.     Interest Rate Determinations....................... 16

     Section 2.9.     Default Rate....................................... 16

     Section 2.10.    Evidence of Debt................................... 16

     Section 2.11.    Credit Amount Terminations......................... 16

Article III           Place and Application of Payments.................. 17

     Section 3.1.     Place and Application of Payments.................. 17






Article IV            Representations and Warranties..................... 18

     Section 4.1.     Organization and Qualification..................... 18

     Section 4.2.     Subsidiaries....................................... 18

     Section 4.3.     Corporate Authority and Validity of Obligations.... 18

     Section 4.4.     Not an Investment Company.......................... 19

     Section 4.5.     Margin Stock....................................... 19

     Section 4.6.     Financial Reports.................................. 19

     Section 4.7.     No Material Adverse Change......................... 19

     Section 4.8.     Litigation......................................... 19

     Section 4.9.     Taxes.............................................. 19

     Section 4.10.     Approvals......................................... 20

     Section 4.11.     Liens............................................. 20

     Section 4.12.     ERISA............................................. 20

     Section 4.13.     Environmental Compliance.......................... 20

Article V              Conditions Precedent.............................. 21

     Section 5.1.      Effectiveness..................................... 21

Article VI             Covenants......................................... 23

     Section 6.1.      Corporate Existence............................... 23

     Section 6.2.      Maintenance....................................... 23

     Section 6.3.      Taxes............................................. 23




     Section 6.4.      Insurance......................................... 23

     Section 6.5.      Financial Statements and Information
                       to Be Furnished................................... 23

     Section 6.6.      Mergers or Consolidation.......................... 25

     Section 6.7.      Benefit Plans..................................... 26

     Section 6.8.      Conduct of Business............................... 26

     Section 6.9.      Liens............................................. 26

     Section 6.10.     Disposition of Assets............................. 26

     Section 6.11.     Compliance with Laws.............................. 26

     Section 6.12.     Permitted Indebtedness............................ 26

Article VII            Events of Default and Remedies.................... 27

     Section 7.1.      Events of Default................................. 27

     Section 7.2.      Non-Bankruptcy Defaults........................... 30

     Section 7.3.      Bankruptcy Defaults............................... 30

     Section 7.4.      Expenses.......................................... 30

     Section 7.5.      Collateral for Undrawn Letters of Credit.......... 31

Article VIII           Change in Circumstances........................... 31

     Section 8.1.      Increased Cost and Reduced Return................. 31

     Section 8.2.      Lending Offices................................... 33


Article IX             The Administrative Agent..........................   34

     Section 9.1.      Appointment and Authorization of Administrative
                       Agent.............................................   34

     Section 9.2.      Administrative Agent and its Affiliates...........   34

     Section 9.3.      Action by Administrative Agent and Issuing Bank...   34

     Section 9.4.      Consultation with Experts.........................   35

     Section 9.5.      Liability of Administrative Agent and Issuing Bank;
                       Credit Decision...................................   35

     Section 9.6.      Indemnity.........................................   36

     Section 9.7.      Resignation of Administrative Agent and Successor
                       Administrative Agent..............................   36

Article X              Miscellaneous.....................................   36

     Section 10.1.     Withholding Taxes.................................   36

     Section 10.2.     No Waiver of Rights...............................   38

     Section 10.3.     Non-Business Day..................................   38

     Section 10.4.     Documentary Taxes.................................   38

     Section 10.5.     Survival of Representations.......................   38

     Section 10.6.     Survival of Indemnities...........................   38

     Section 10.7.     Sharing of Set-Off................................   39

     Section 10.8.     Notices...........................................   39

     Section 10.9.     Counterparts......................................   40

     Section 10.10.     Successors and Assigns...........................   40



     Section 10.11.     Assignments...................................... 40

     Section 10.12.     Amendments....................................... 40

     Section 10.13.     Headings......................................... 41

     Section 10.14.     Legal Fees, Other Costs and Indemnification...... 41

     Section 10.15.     Set Off.......................................... 41

     Section 10.16.     Entire Agreement                                  42

     Section 10.17.     Governing Law.................................... 42

     Section 10.18.     Submission to Jurisdiction;
                        Waiver of Jury Trial............................. 42

     Section 10.19.     Severability..................................... 42

EXHIBIT A  -  FORM OF LETTER OF CREDIT

SCHEDULE 2.1

SCHEDULE 6.5(A)

SCHEDULE 6.5(B)

                           Letter of Credit Agreement

To each of the Banks party hereto

Ladies and Gentlemen:

The undersigned, Kemper Asset Holdings, Inc., a Delaware corporation (the "Applicant"), applies to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make available letters of credit as more fully hereinafter set forth. Each of you is hereinafter referred to as a "Bank," all of you are hereinafter referred to collectively as the "Banks," and The Bank of New York, in its capacity as administrative agent for the Banks hereunder is hereinafter referred to as the "Administrative Agent" and The Bank of New York in its capacity as issuer of said letters of credit hereunder is hereinafter referred to as the "Issuing Bank."

                                   Article I

                                  Definitions

Section 1.1. Definitions. The following terms when used herein have the following meanings:

"A Drawing" shall have the same meaning herein as in each Letter of Credit.

     "Accumulated Funding Deficiency" has the meaning ascribed to that term in
Section 3.02 of ERISA.

     "Administrative Agent" means The Bank of New York and any successor Administrative Agent appointed pursuant to Section 9.7 hereof.

     "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person; unless otherwise specified, "Affiliate" means an Affiliate of either the Applicant or the Guarantor.

     "Aggregate Credit Amount" means the sum of the Available Amounts of each Letter of Credit.

     "Applicable Law" means (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of governmental bodies (including, but not limited to, guidelines or policies published or imposed by governmental bodies or other bodies having supervisory authority over the Person subject to such Applicable Law), (B) Governmental Approvals and (C) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and arbitrators.

     "Applicant" is defined in the introductory paragraph hereof.

     "Available Amount" shall mean, with respect to any Letter of Credit, the "Available Amount" as defined in such Letter of Credit.

     "Bank" means each bank signatory hereto or that becomes a Bank hereunder pursuant to Section 10.11 hereof.

     "Bankruptcy Code" means the United States Bankruptcy Code of 1978, as amended.

     "Base Financial Statements" means the most recent, audited, consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries and the related statements of income, retained earnings and, as applicable, changes in financial position or cash flows for the fiscal year ended with the date of such balance sheet delivered to the Banks.

     "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of the Federal Funds Rate for such day plus 1/2% per annum.

     "Beneficiaries" means, collectively, Kemper Money Market Fund, Cash Equivalent Fund, Kemper Portfolios, Cash Account Trust and Kemper Investors Fund, as beneficiaries of the Letters of Credit.

     "Beneficiary" means any of the Beneficiaries.

     "Benefit Plan" means, at any time, any employee benefit plan (other than a Multiemployer Benefit Plan) subject to Title IV of ERISA in respect of which the Applicant or any ERISA Affiliate is, or at any time within five years immediately preceding the time in question was, an "Employer" (as defined in Section 3(5) of ERISA).

     "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York, New York; Pittsburgh, Pennsylvania or Chicago, Illinois are authorized or required to close.

     "Capital Security" means, with respect to any Person, (i) any share of capital stock of such Person or (ii) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of such Person.

     "Closing Date" means January 26, 1995.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

     "Collateral" shall have the meaning set forth in the Pledge and Security Agreement.

     "Consolidated Subsidiary" means, with respect to any Person at any time, any Subsidiary or other Person the accounts of which would, in accordance with Generally Accepted Accounting Principles, be consolidated with those of such first Person in its consolidated financial statements as of such time; unless otherwise specified herein, "Consolidated Subsidiary" means a Consolidated Subsidiary of the Guarantor.

     "Contingent Indebtedness" means (i) all obligations of any Person, whether or not contingent, on or with respect to letters of credit, banker's acceptances and other evidences of indebtedness representing extensions of credit whether or not representing obligations for borrowed money, and (ii) all Guarantees of such Person.

     "Contract" means (i) any agreement (whether bi-lateral or uni-lateral or executory or non-executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (ii) any deed or other instrument of conveyance,
(iii) any certificate of incorporation or charter and (iv) any by-law.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Applicant or any Subsidiary, are treated as a single employer under Section 414 of the Code.

     "Credit Amount" of any Bank means the amount set forth opposite each such Bank's name on the appropriate signature page hereof or, in the case of a Bank that becomes a Bank pursuant to an assignment, the amount of the assignor's Credit Amount assigned to such Bank, in either case as the same may be reduced from time to time in accordance with the terms of this Agreement.

     "Credit Documents" means this Agreement, the Guaranty Agreement, the Security Documents, each Letter of Credit, and any other document executed in connection with this Agreement or therewith.

     "Debt" means any Liability that constitutes "debt" or "Debt" under Section 101(12) of the Bankruptcy Code or under the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any analogous Applicable Law.

     "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Dollars" and the sign "$" mean lawful money of the United States of America.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any Person, including a Subsidiary or other Affiliate, that is a member of any group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o) of which the Applicant is a member.

"Event of Default" means any of the events specified in Section 7.1 hereof.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (similarly rounded) quoted to the Administrative Agent.

     "Generally Accepted Accounting Principles" means the accounting principles followed at the time of the preparation of the Base Financial Statements.

     "Governmental Approval" means any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any governmental unit.

     "Guaranteed Obligations" means all obligations of the Guarantor with respect to the Guaranteed Indebtedness (as defined in the Guaranty Agreement).

     "Guarantor" means Kemper Corporation, a Delaware corporation.

     "Guaranty" of any Person means any obligation, contingent or otherwise, of such Person (i) to pay any Liability of any other person or to otherwise protect, or having the practical effect of protecting, the holder of any such Liability against loss (whether such obligation arises by virtue of such Person being a partner of a partnership or participant in a joint venture or by agreement to pay, to keep well, to purchase assets, goods, securities or services or to take or pay, or otherwise) or (ii) incurred in connection with the issuance by a third Person of a Guaranty of any Liability of any other Person (whether such obligation arises by agreement to reimburse or indemnify such third Person or otherwise). The word "Guarantee" when used as a verb has the correlative meaning.

     "Guaranty Agreement" means the Guaranty Agreement dated as of January 26, 1995 executed by the Guarantor in favor of the Administrative Agent, the Issuing Bank and the Banks.

     "Indebtedness" of any Person means (whether, in each case, such obligation is with full or limited recourse) (i) any obligation of such Person for borrowed money, (ii) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (iii) any obligation of such Person to pay the deferred purchase price of property or services, except a trade account payable that arises in the ordinary course of business but only if and so long as the same is payable on customary trade terms, (iv) any obligation of such Person as lessee under a capital lease, (v) any obligation of such Person to purchase securities or other Property that arises out of or in connection with the sale of the same or substantially similar securities or Property, (vi) any non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other Guaranty issued by such other Person, to the extent that such reimbursement obligation remains outstanding after it becomes non-contingent, (vii) any obligation with respect to an interest rate or currency swap or similar obligation obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then, in each such case, the amount of such obligation shall be the net amount thereof, (viii) any Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien (other than Liens incurred in the ordinary course of business in connection with securities lending activities on any asset of such Person), and (ix) Indebtedness of others Guaranteed by such Person.

     "Indemnified Person" means any Person that is, or at any time was, the Administrative Agent, a Bank, the Issuing Bank, an Affiliate of the Administrative Agent, a Bank, or the Issuing Bank or a director, officer, employee or agent of any such Person and any permitted assignee thereof.

     "Issuing Bank" means The Bank of New York, as issuer of the Letters of Credit hereunder.

     "KFS" means Kemper Financial Services, Inc., a Delaware corporation.

     "L/C Obligations" means the aggregate Available Amount of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

     "Lending Office" is defined in Section 8.2 hereof.

     "Letter of Credit" means each of the letters of credit issued by the Issuing Bank pursuant to the terms hereof substantially in the form of Exhibit A hereto.

     "Liability" of any Person means (in each case whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under Contract, Applicable Law, or otherwise, now existing or hereafter arising, and whether or not (i) for the payment of money or the performance or non-performance of any act or (ii) an allowable claim under the Bankruptcy Code, and includes any Indebtedness or Debt of such Person.

     "Lien" means, with respect to any Property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise) (i) any mortgage, lien, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof or (ii) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Liability in priority to the payment of the ordinary, unsecured creditors of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Liquidity Support" means the sum of (i) the unused "commitment" under the Long Term Facility (which shall not include any amounts required to be reserved pursuant to the terms of the Master Agreement), (ii) the unused "commitment" under the Short Term Facility, (iii) cash and Marketable Securities of the Guarantor that are not subject to any Lien or restricted for uses inconsistent with payment of the Obligations, and (iv) cash and Marketable Securities of any Unregulated Subsidiary of the Guarantor that are not subject to any Lien or restricted for uses inconsistent with payment of the Obligations.

     "Long Term Facility" means the Credit Agreement dated as of November 1, 1993 among the Guarantor, the banks party thereto, Credit Suisse, The First National Bank of Chicago, Bank of Montreal, The Bank of New York, and Bank of America Illinois (formerly known as Continental Bank, N.A.), as Co-Agents, and The First National Bank of Chicago, as Administrative Agent, which agreement provides for a commitment from the banks thereunder to make advances during a period not in excess of three (3) years, as in effect on the date hereof.

     "Margin Stock" means "margin stock" as defined in Regulation U.

     "Marketable Securities" means:

            (a) direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America;

        (b) commercial paper rated at least P-2 by Moody's or at least A-2 by S&P;

        (c) certificates of deposit issued by any United States commercial bank or federal savings bank having capital and surplus of not less than $50,000,000;

        (d) corporate debt securities which have a long-term rating of at least "A2" or "A" or a short-term rating of at least "P-2" or "A-2" by Moody's or S&P, respectively; and

        (e) mutual funds (including without limitation money market funds) registered under the Investment Company Act of 1940, as amended, provided that the portfolio of any such mutual fund is limited to obligations described in paragraphs (a) through (d) above and to agreements to purchase such obligations.

    "Master Agreement" means the Master Letter of Credit Agreement dated as of November 4, 1994 among Kemper Investors Life Insurance Company, Federal Kemper Life Assurance Company, the banks party thereto, and Credit Suisse, as Administrative Agent and Issuing Bank as in effect on the date hereof.

     "Materially Adverse Effect" means (i) with respect to any Person, an effect that would result in a material adverse change from the perspective of a lender under a credit facility substantially similar to that provided for under this Agreement in any of such Person's business, assets, Liabilities, financial condition, results of operations or business prospects, (ii) with respect to a group of Persons "taken as a whole", an effect that would result in a material adverse change from the perspective of a lender under a credit facility substantially similar to that provided for under this Agreement in any of such Persons' business, assets, Liabilities, financial condition, results of operations or business prospects taken as a whole on, where appropriate, a consolidated basis in accordance with Generally Accepted Accounting Principles, and (iii) with respect to this Agreement or any of the other Credit Documents, any adverse effect, whether or not material, on the ability to perform or the binding nature, validity or enforceability thereof as obligations of the Applicant or Guarantor.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Benefit Plan" means any employee benefit plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Note Transfer Agreement" means the Note Transfer Agreement dated as of January 26, 1995 between the Applicant and the Beneficiaries.

     "Notes" means the County of Orange, State of California, 1994-95 Taxable Notes dated July 8, 1994 and due July 10, 1995 owned by the Beneficiaries.

     "Obligations" means all fees payable hereunder, all obligations of the Applicant to pay Reimbursement Obligations, and all other payment obligations of the Applicant arising under or in relation to any of the Credit Documents.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Percentage" means for each Bank, the percentage of the Aggregate Credit Amount for all the Banks represented by such Bank's Credit Amount or if the Aggregate Credit Amount is $0, the percentage held by such Bank (including through participation interests in L/C Obligations) of the aggregate principal amount of all outstanding Obligations.

     "Permitted Lien" means: (i) a Lien securing and only securing the Obligations of the Applicant under this Agreement; (ii) any Lien securing a tax, assessment or other governmental charge or levy or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, which is being contested in good faith by appropriate proceedings which prevent enforcement of such Lien and for which adequate reserves are maintained, and for which any foreclosure, distraint, sale or other similar proceedings shall not have been commenced; and (iii) any Lien consisting of a deposit or pledge made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation.

     "Person"" means any individual, sole proprietorship, corporation, partnership, limited liability company, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof or any court or arbitrator or, for the purpose of the definition of "ERISA Affiliate", any trade or business.

     "Pledge and Security Agreement" means the Pledge and Security Agreement dated January 26, 1995 between the Applicant and The Bank of New York, as Administrative Agent.

     "Premises" means any real property (i) to which the Applicant or any of its Subsidiaries holds title or (ii) of which the Applicant or any of its Subsidiaries is the lessee.

     "Prime Rate" means, at any time, the rate of interest publicly announced from time to time by The Bank of New York as its U.S. dollar prime commercial lending rate for borrowers located in the U.S. (which rate may not be such bank's lowest rate of interest).

     "Prohibited Transaction" means any transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408, each as amended.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

     "Regulation U" means Regulation U issued by the Board of Governors of the Federal Reserve System, as amended, and any successor regulation.

     "Regulation X" means Regulation X issued by the Board of Governors of the Federal Reserve System, as amended, and any successor regulation.

     "Reimbursement Obligations" means the obligations of the Applicant to reimburse the Issuing Bank for any drawing under a Letter of Credit, as provided herein.

     "Reportable Event" means, with respect to any Benefit Plan (i) the occurrence of any of the events set forth in ERISA Section 4043(b) (other than any such event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), or the regulations thereunder with respect to such Benefit Plan, (ii) the incurrence of liability by the Applicant or any ERISA Affiliate under Section 4063 of ERISA as a result of the withdrawal of the Applicant or any ERISA Affiliate from any Benefit Plan during a plan year in which it is a "substantial employer" as defined in Section 4001(a)(2) of ERISA, including a cessation of operations that is treated as a withdrawal by a "substantial employer" under Section 4068(f) of ERISA, (iii) any event requiring the Applicant or any ERISA Affiliate to provide security to such Benefit Plan under Code Section 401(a)(29) or (iv) any failure by the Applicant or any ERISA Affiliate to make a payment required by Code Section 412(m) with respect to such Benefit Plan.

     "Required Banks" means, at any time, the Banks (which may include the Issuing Bank) having together at least 66-2/3% of the aggregate amount of the Percentages.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill,
Inc.

     "Security Documents" means the Pledge and Security Agreement, the Note Transfer Agreement, the Subordination Agreement and all security agreements, and like agreements or instruments delivered by the Applicant or the Guarantor granting a Lien in any of the Applicant's or the Guarantor's Property to the Administrative Agent for the benefit of the Banks to secure the Obligations, as any of the same may be amended, supplemented or otherwise modified from time to time.

     "Short Term Facility" means the Credit Agreement dated as of November 1, 1993 among the Guarantor, the banks party thereto, Credit Suisse, The First National Bank of Chicago, Bank of Montreal, The Bank of New York, and Bank of America Illinois (formerly known as Continental Bank, N.A.), as Co-Agents, and The First National Bank of Chicago, as Administrative Agent, which agreement provides for a commitment from the banks thereunder to make advances during a period not in excess of 360 days, as in effect on the date hereof.

     "Subordination Agreement" means the Collateral Subordination Agreement dated as of January 26, 1995 between the Guarantor and the Administrative Agent.

     "Subsidiary" means, with respect to any Person, any other Person (i) the securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions) or (ii) other ownership interests which ordinarily constitute a majority voting interest, are at the time, directly or indirectly, owned or controlled by such first Person, or by one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries; unless otherwise specified, "Subsidiary" means a Subsidiary of the Applicant.

     "Tax" means any Federal, State or foreign tax, assessment or other governmental charge or levy (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

     "Termination Date" means July 17, 1995.

     "Termination Event" means, with respect to any Benefit Plan (i) any Reportable Event with respect to such Benefit Plan, (ii) the provision by the Applicant or any ERISA Affiliate of a notice of intent to terminate such Benefit Plan in a distress termination under ERISA Section 4041(c), (iii) the institution of proceedings to terminate such Benefit Plan under ERISA Section 4042 or (iv) the appointment of a trustee to administer such Benefit Plan under ERISA Section 4042.

     "Unfunded Benefit Liabilities" means, with respect to any Benefit Plan at any time, the amount of unfunded benefit liabilities of such Benefit Plan at such time as determined under ERISA Section 4001(a)(18).

     "Unregulated Subsidiary" means any Subsidiary of the Guarantor that is not
(i) prohibited by regulatory or contractual limitations from transferring assets to the Guarantor, or (ii) a life insurance company.

     "Welfare Plan" means a "welfare plan" as such term is defined in Section 3(1) of ERISA.

  Section 1.2. Accounting Matters;. Unless otherwise specified herein, all accounting determinations hereunder and all computations utilized by the Applicant in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared in accordance with Generally Accepted Accounting Principles, except, in the case of such financial statements other than the Base Financial Statements for changes therein or therefrom (x) that have been certified and approved by the Chief Financial Officer of the Guarantor and the Applicant and as may from time to time be approved in writing by the independent certified public accountants who are at the time, in accordance with Section 6.5(b) hereof, reporting on the Guarantor's financial statements and (y) as may be required by any governmental body having supervisory power over the Guarantor or any of its Subsidiaries to the extent such changes are described therein and have been noted by such accountants.

                                   Article II

                           Letter of Credit Facility

  Section 2.1. Issuance of Letters of Credit. (a) The Letters of Credit. Subject to the terms and conditions hereof, the Issuing Bank, in reliance upon the obligations of the Banks hereunder, agrees to issue the Letters of Credit on the Closing Date for the account of the Applicant in an aggregate undrawn face amount up to the amount of the Aggregate Credit Amount. The

Applicant has advised and directed the Issuing Bank that the Letters of Credit are to be issued in the amounts set forth in Schedule 2.1 hereto.

     (b) Letter of Credit Drawings. Each Beneficiary of a Letter of Credit is authorized to make drawings under its respective Letter of Credit in accordance with the terms thereof. The Applicant hereby directs the Issuing Bank to make payments under each Letter of Credit in the manner therein provided. The Applicant hereby irrevocably approves of all reductions of the Available Amount of each Letter of Credit as provided in each respective Letter of Credit. Upon receipt from any Beneficiary of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Applicant, each Bank and the Administrative Agent as to the amount to be paid as a result of such demand and the payment date thereof; provided, that the failure to so notify shall not affect the obligations of the Applicant or any Bank to the Issuing Bank hereunder once the Applicant and such Banks have received such notice.

  Section 2.2. Participating Interests. (a) Each Bank, by its execution and delivery of this Agreement, severally, and without any notice to or the taking of any action by such Bank, takes from the Issuing Bank without recourse or warranty from the Issuing Bank (except as otherwise provided herein), an undivided participating interest, to the extent of such Bank's Percentage, in each Letter of Credit issued by the Issuing Bank hereunder and in the Reimbursement Obligations and the rights of the Issuing Bank hereunder.

     (b) Upon (i) any failure by the Applicant to pay any Reimbursement Obligation in accordance with Section 2.3 hereof if such failure is not cured by the Guarantor as provided in the Guaranty by the end of the Business Day on which such Reimbursement Obligation is due, or (ii) in the event the Issuing Bank is required at any time to return to the Applicant (or, if applicable, the Guarantor) or to a trustee, receiver, liquidator, custodian or other similar official thereof any portion of any payment made by or on behalf of the Applicant (including, if applicable, any payment made by the Guarantor) of any Reimbursement Obligation, each Bank (other than the Issuing Bank) shall, not later than the Business Day of receipt of notice from the Issuing Bank (given directly or through the Administrative Agent) to such effect, if such notice is received before 1:00 P.M.) (New York time), or not later than the Business Day following receipt of such notice, if such notice is received after such time, pay to the Administrative Agent for the account of the Issuing Bank an amount equal to such Bank's Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Issuing Bank to the date of such payment by such Bank at a rate per annum equal to (A) from the date the related payment was made by the Issuing Bank to the date two (2) Business Days after payment by such Bank is due hereunder, the Federal Funds Rate for each day and (B) thereafter, the sum of 1% plus the Base Rate for each day, whether before or after the entry of a judgment thereon. Each such Bank shall thereafter be entitled to receive its Percentage of each payment in respect of such Reimbursement Obligation and interest thereon.

     (c) The several obligations of the Banks to the Issuing Bank hereunder shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Bank may have or have had against the Applicant, the Guarantor, the Administrative Agent, the Issuing Bank, or any other Bank. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default and each payment shall be made without any offset, abatement, withholding or reduction whatsoever, including without limitation the following circumstances:

(i)  any lack of validity or enforceability of any of the Credit Documents;

     (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any of the Credit Documents;

     (iii) the existence of any claim, set-off, defense or other rights that the Applicant or the Guarantor may have at any time against any Beneficiary (or any Persons or entities for whom such Beneficiary may be acting), the Administrative Agent, the Issuing Bank, any Bank or any other Person, whether in connection with the Credit Documents or any unrelated transactions;

     (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue, insufficient or inaccurate in any respect whatsoever, regardless of whether any Bank, the Applicant or any other Person has provided the Issuing Bank, any other Bank or the Administrative Agent with notice of the foregoing;

     (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit, provided that the determination that documents presented under such Letter of Credit comply with the terms thereof shall not have constituted gross negligence or willful misconduct of the Issuing Bank;

     (vi) the existence of any Default or the exercise of any remedy by reason thereof;

     (vii) errors, omissions, interruptions or delays in the transmission or delivery of any messages by mail, cable, telegraph, telecopier, telex or otherwise, whether or not they be in cipher;

     (viii)  errors in interpretation of technical terms;

     (ix) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or the proceeds thereof;

     (x) the misapplication by the Beneficiary of any Letter of Credit or the proceeds of any payment of any Letter of Credit;

     (xi) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation, any acts of government; and

     (xii) any other act or omission to act or delay of any kind by the Issuing Bank, any Bank, the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge such Bank's obligations hereunder.

(d) The Banks (other than the Issuing Bank) shall, to the extent of their respective Percentages, indemnify the Issuing Bank (to the extent not reimbursed by the Applicant or the Guarantor) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Issuing Bank's gross negligence or willful misconduct) that the Issuing Bank may suffer or incur in connection with any Letter of Credit issued by it hereunder.

  Section 2.3. Reimbursement of Payments. Reimbursement of Drawings. The Applicant shall reimburse the Issuing Bank on each date a payment is made under a Letter of Credit for the full amount of such payment. To the extent that the Applicant or the Guarantor fails to make such reimbursement on such date, the Applicant will pay interest, on demand, on the unpaid amount thereof from and including the date of such payment to but not including the date reimbursement is made in full at the rate set forth in Section 2.9 hereof.

  Section 2.4. Reimbursement Obligations Unconditional. The Reimbursement Obligations of the Applicant under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

(a)  any lack of validity or enforceability of any of the Credit Documents;

     (b) any amendment or waiver of or any consent to departure from all or any of the provisions of any of the Credit Documents;

     (c) the existence of any claim, set-off, defense or other rights that the Applicant or the Guarantor may have at any time against any Beneficiary (or any Persons or entities for whom such Beneficiary may be acting), the Administrative Agent, the Issuing Bank, any Bank or any other Person, whether in connection with the Credit Documents or any unrelated transactions;

     (d) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue, insufficient or inaccurate in any respect whatsoever, regardless of whether the Applicant, any Bank or any other Person has provided the Issuing Bank, any Bank or the Administrative Agent with notice of the foregoing;

     (e) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not substantially comply with the terms of such Letter of Credit, provided that the determination that documents presented under such Letter of Credit substantially comply with the terms thereof shall not have constituted gross negligence or willful misconduct of the Issuing Bank;

     (f) the existence of any Default or the exercise of any remedy by reason thereof;

     (g) errors, omissions, interruptions or delays in the transmission or delivery of any messages by mail, cable, telegraph, telecopier, telex or otherwise, whether or not they be in cipher;

     (h)  errors in interpretation of technical terms;

     (i) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or the proceeds thereof;

     (j) the misapplication by the Beneficiary of any Letter of Credit or the proceeds of any payment of any Letter of Credit;

     (k) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any acts of government; and

     (l) any other act or omission to act or delay of any kind by the Issuing Bank, any Bank, the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Applicant's obligations hereunder.

  Section 2.5. Indemnification. The Applicant agrees to indemnify and hold harmless the Administrative Agent, the Issuing Bank and each Bank from and against any and all losses, claims, damages, liabilities, and reasonable costs, charges and expenses whatsoever that the Administrative Agent, the Issuing Bank or any Bank may incur (or that may be claimed against the Administrative Agent, the Issuing Bank or any Bank by any person or entity whatsoever) by reason of or in connection with the issuance or transfer of, or payment or failure to pay under, any Letter of Credit; provided that the Applicant shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, and reasonable costs, charges or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Issuing Bank in determining whether a sight draft or certificate presented under a Letter of Credit complied with the terms of such Letter of Credit or (ii) the Issuing Bank's wrongful dishonor of a drawing under a Letter of Credit after the presentation by the applicable Beneficiary of a certificate complying with the terms and conditions of such Letter of Credit. Notwithstanding the foregoing, nothing in this Section is intended to limit the Applicant's obligations contained under Section 2.3 hereof.

  Section 2.6. Limited Liability of the Administrative Agent, the Issuing Bank and the Banks. The Applicant assumes all risks of the acts or omissions of any Beneficiary with respect to its use of a Letter of Credit. Neither the Administrative Agent, the Banks, the Issuing Bank nor any of their respective officers, directors, employees and agents shall be liable or responsible for, and the obligations of each Bank to make payments, and of the Applicant to reimburse the Banks for payments, shall not be excused by, any action or inaction of the Administrative Agent, the Issuing Bank or any Bank related to:
(a) the use which may be made of any Letter of Credit or any acts or omissions of the applicable Beneficiary in connection therewith; (b) the validity, genuineness, form, accuracy, sufficiency or legal effect of documents presented under any Letter of Credit, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents which do not comply with the terms of the relevant Letter of Credit, including the failure of any documents to bear any reference or adequate reference to such Letter of Credit; (d) the validity and sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or the benefits thereunder or proceeds thereof in whole or in part; (e) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex or otherwise; (f) errors in interpretation of technical terms; (g) any loss or delay in the transmission of any document required in order to make a drawing under any Letter of Credit; (h) the misapplication by the applicable Beneficiary of any Letter of Credit of the proceeds of any drawing under any Letter of Credit; (i) any consequences arising from causes beyond the control of any of the Issuing Bank, the Administrative Agent or the Banks, including without limitation any government acts; or (j) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, or notifying or failing to notify the Issuing Bank that it is required to make any payment under any Letter of Credit, provided that the foregoing shall not release the Issuing Bank from any liability to any Bank arising out of the Issuing Bank's gross negligence or willful misconduct. Notwithstanding the foregoing, the Applicant shall have a claim against the Issuing Bank and the Issuing Bank shall be liable to the Applicant, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Applicant which were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms thereof or (ii) the Issuing Bank's wrongful dishonor of a drawing under a Letter of Credit after the presentation to it by the Beneficiary of documents strictly complying with the terms and conditions of such Letter of Credit.

  Section 2.7.  Fees.  (a) Issuing Bank Fee.   The Applicant shall pay to the
Administrative Agent on March 1, 1995 for the sole and exclusive benefit of the Issuing Bank for its own account, an annual letter of credit fronting fee (computed on the basis of a year of 360 days and the actual number of days elapsed) at a rate per annum equal to 0.03% of the Aggregate Credit Amount (i) for the period from the date of issuance of each Letter of Credit and ending on February 28, 1995 and (ii) in quarterly installments in arrears on the first day of June, September, December and March occurring thereafter and on the Termination Date or any earlier date on which any Letter of Credit is terminated.

     (b) Letter of Credit Fee. The Applicant shall pay directly to the Administrative Agent for the benefit of each Bank on March 1, 1995 a non-refundable letter of credit fee (computed on the basis of a year of 360 days and the actual number of days elapsed) at a rate per annum equal for each day to 1.22% of the Available Amount of each Letter of Credit as from time to time in effect for the period from the date of issuance of such Letter of Credit and ending on February 28, 1995 and in quarterly installments in arrears on the first day of June, September, December and March occurring thereafter and on the Termination Date or any earlier date on which such Letter of Credit is terminated.

     (c) Arrangement Fee. The Applicant shall pay to the Administrative Agent for the benefit of each Bank on the Closing Date an arrangement fee equal to 1.0% of each such Bank's Credit Amount on the Closing Date.

     (d) Agency Fee. The Applicant shall pay to the Administrative Agent for its own account on the Closing Date an agency fee of $25,000.

     (e) Termination Fee. The Applicant shall pay to the Administrative Agent for the benefit of each Bank a termination fee equal to 0.40% of the terminated portion of each Bank's Credit Amount upon termination of any portion of the Aggregate Credit Amount if terminated on or prior to April 1, 1995 (other than any reductions as a result of the payment by the Issuing Bank of any A Drawing under any Letter of Credit).

  Section 2.8. Interest Rate Determinations. The Administrative Agent shall determine any and all interest payable with respect to Reimbursement Obligations, and its determination thereof shall be conclusive and binding on all parties hereto and the Guarantor absent manifest error.

  Section 2.9. Default Rate. If any Reimbursement Obligation is not paid when due (whether by acceleration or otherwise), such Reimbursement Obligation shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum, whether before or after any judgment thereon, equal to the sum of two percent (2%) plus the Base Rate from time to time in effect.

  Section 2.10. Evidence of Debt. (a) The Issuing Bank and each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Bank hereunder, including the amounts of principal and interest payable and paid to such Bank and all Reimbursement Obligations owing to such Bank from time to time under this Agreement.

     (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Reimbursement Obligation owing hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Applicant to the Issuing Bank and each Bank hereunder and
(iii) the amount of any sum received by the Administrative Agent hereunder from the Applicant and the Issuing Bank and each Bank's share thereof.

     (c)  The entries made in the accounts maintained pursuant to paragraphs
(a) and (b) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of the Issuing Bank and any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Applicant hereunder.

  Section 2.11. Credit Amount Terminations. (a) The Aggregate Credit Amount shall be reduced by the amount of each drawing under any Letter of Credit, as provided in each Letter of Credit.

     (b) Each Beneficiary shall have the right at any time and from time to time, upon written notice to the Applicant, the Issuing Bank and the Administrative Agent, to terminate the Letter of Credit issued in its favor upon delivery of a notice of termination in the form Annex E to such Letter of Credit and the delivery of such Letter of Credit to the Issuing Bank. Prior to the transfer of all of any Beneficiary's interests in the Notes supported by any Letter of Credit (other than a transfer pursuant to Section 2 of the Note Transfer Agreement), the Applicant shall cause such Beneficiary to return the related Letter of Credit to the Issuing Bank. Prior to the transfer of any portion of any Beneficiary's interests in the Notes supported by any Letter of Credit, the Applicant shall cause such Beneficiary to reduce the Available Amount of such Letter of Credit by delivering to the Issuing Bank a reduction certificate in the form of Annex D to the Letter of Credit in an amount corresponding to the principal amount of Notes transferred plus interest thereon. The failure of any Beneficiary to deliver a Letter of Credit, reduction certificate or notice of termination to the Issuing Bank as aforesaid shall not affect the Reimbursement Obligations of the Applicant or the obligations of any Bank to pay the Issuing Bank its Percentage of any unpaid or recaptured Reimbursement Obligation with respect to any Letter of Credit remaining issued and undrawn upon.

                                  Article III

                       Place and Application of Payments

  Section 3.1. Place and Application of Payments. All payments of principal of and interest on the Reimbursement Obligations, of fees, and of all other amounts payable under this Agreement and the other Credit Documents (other than the Note Transfer Agreement) by the Applicant shall be made to the Administrative Agent or the Issuing Bank, as applicable, by no later than 2:00 p.m. (New York time) at the principal office of the Administrative Agent (or such other location as the Administrative Agent may designate to the Applicant) for the benefit of the Issuing Bank or the Banks, as applicable. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in Dollars, in immediately available funds at the place of payment, without setoff or counterclaim. The Issuing Bank hereby agrees that if it shall receive any payments of principal or interest on the Reimbursement Obligations, of fees (other than fees payable directly to the Issuing Bank), or of any other amounts payable under this Agreement or any of the other Credit Documents, it shall promptly pay such amounts over to the Administrative Agent for distribution in accordance with the terms hereof. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on the Reimbursement Obligations or fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement. Anything contained in any of the Credit Documents to contrary notwithstanding, all payments, collections and setoffs received in respect of the Indebtedness evidenced by the Credit Documents and all proceeds of the Collateral received, in each instance, by the Administrative Agent, the Issuing Bank or any of the Banks after the occurrence of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

     (a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent in monitoring, verifying, protecting, preserving or enforcing the liens on the Collateral or in protecting, preserving or enforcing rights, or otherwise performing its role, under the Credit Documents and in any event including all amounts the Applicant has agreed to pay to the Administrative Agent under Sections 7.4 and 10.14 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Banks, in which event such amounts shall be remitted to the Issuing Bank or the Banks, as the case may be, to reimburse them for payments theretofore made to the Administrative Agent);

     (b) second, to the payment of any outstanding interest or other fees or amounts due under or in respect of other Credit Documents other than for principal, ratably among the Issuing Bank or the Banks, as the case may be, in accordance with the amount of such interest and other fees or amounts owing each;

     (c) third, to the payment of the principal of the Reimbursement Obligations to the Issuing Banks or ratably to the Banks in accordance with the then respective unpaid principal balances thereof;

     (d) fourth, to the Issuing Bank or the Banks ratably in accordance with the amounts of any other Obligations owed to each until all such Obligations have been fully paid in cash and satisfied;

     (e) fifth, to the Guarantor to the extent of any Guaranteed Obligations paid by the Guarantor under the Guaranty Agreement; and

     (f) sixth, to the Applicant, or at the direction of the Applicant, to any other Person.

                                   Article IV

                         Representations and Warranties

The Applicant represents and warrants to the Banks as follows:

  Section 4.1. Organization and Qualification. The Applicant is duly organized and validly existing in good standing under the laws of the State of Delaware, has full and adequate corporate power and authority to own or lease its Property and carry on its business as now being and hereafter proposed to be conducted, is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not have a Materially Adverse Effect on the Applicant.

  Section 4.2.  Subsidiaries.  The Applicant has no Subsidiaries.

  Section 4.3. Corporate Authority and Validity of Obligations. The Applicant has full right and authority to enter into the Credit Documents to which it is a party, and to perform all of its obligations thereunder; the Credit Documents to which the Applicant is a party have been duly authorized, executed and delivered by the Applicant and constitute valid and binding obligations of the Applicant enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity; and the Credit Documents to which the Applicant is a party do not, nor do the performance or observance by the Applicant of any of the matters or things herein provided for (i) contravene any provision of law, any judgment or any charter or by-law provision of the Applicant or any material covenant, indenture or agreement of or affecting the Applicant or a substantial portion of their respective Properties, except for any covenant, indenture or agreement, the contravention of which would not have a Materially Adverse Effect on the Applicant, or (ii) require any Governmental Approval or any other consent or approval, other than approvals which have already been obtained, are final and not subject to review on appeal or to collateral attack, and are in full force and effect.

  Section 4.4. Not an Investment Company. The Applicant is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  Section 4.5. Margin Stock. The Applicant is not engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. The Letter of Credit and the proceeds of any payments thereunder are not intended to be used in violation of Regulation U or Regulation X.

  Section 4.6. Financial Reports. The consolidated and consolidating statement of financial condition of the Guarantor and its Consolidated Subsidiaries as at December 31, 1993 and the related statements of consolidated and consolidating income and cash flows of the Guarantor and its Subsidiaries for the year then ended and accompanying notes thereto, which financial statements are accompanied by the report of KPMG Peat Marwick L.L.P., independent public accountants, were prepared in accordance with Generally Accepted Accounting Principles and present fairly in all material respects the consolidated and consolidating financial condition of the Guarantor and its Consolidated Subsidiaries, as at such date and their consolidated and consolidating results of operations and consolidated cash flows for the periods then ended; and the unaudited balance sheet of the Applicant as at September 30, 1994, was prepared in accordance with Generally Accepted Accounting Principles and fairly presents in all material respects the consolidated financial condition of the Applicant, as at such date.

  Section 4.7. No Material Adverse Change. Since December 31, 1993, there has been no change that has or can reasonably be expected to have a Materially Adverse Effect on either (i) the Applicant or (ii) this Agreement.

  Section 4.8. Litigation. There are not, in any court or before any arbitrator of any kind or before or by any governmental or nongovernmental body, any actions, suits, investigations or proceedings pending or threatened (nor, to the knowledge of the Applicant, is there any basis therefor) against or in any other way relating to or affecting (a) the Applicant or any of its businesses or Property or (b) this Agreement, which are reasonably likely, singly or in the aggregate, to have a Materially Adverse Effect on the Applicant.

  Section 4.9. Taxes. United States Federal income tax returns of the Guarantor and its Consolidated Subsidiaries have been examined and closed through the fiscal year ended December 31, 1983. The Guarantor and its Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown to be due pursuant to such returns or pursuant to any income tax assessment relating to such returns or the periods covered thereby received by the Guarantor and the Consolidated Subsidiaries, except to the extent that failure to so file or the failure to so pay, as the case may be, together with all other such failures, would not have a Materially Adverse Effect on the Guarantor or the Applicant.

  Section 4.10. Approvals. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, or any approval or consent of the stockholders of the Applicant or the Guarantor or from any other Person, is necessary to the valid execution, delivery or performance by the Applicant or the Guarantor of the Credit Documents to which it is a party.

  Section 4.11. Liens. There are no Liens on any of the Property of the Applicant except for Permitted Liens.

  Section 4.12. ERISA. The Applicant is in compliance in all material respects with ERISA, to the extent applicable, and has received no notice to the contrary from the PBGC or any other governmental entity or agency. As of December 31, 1993 the Applicant would not have any liability to PBGC in respect of Unfunded Benefit Liabilities if all employee pension benefit plans maintained by the Applicant had been terminated as of such date. No condition exists or event or transaction has occurred with respect to any Benefit Plan which could reasonably be expected to result in the incurrence by the Applicant of any material liability, fine or penalty. Except as disclosed to the Banks in writing, the Applicant has no contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

  Section 4.13. Environmental Compliance. (a) The Applicant has duly complied with, and its Premises are in compliance with, the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder (collectively, "Environmental Laws"), except to the extent that noncompliance with such Environmental Laws would not have a Materially Adverse Effect on the Applicant.

     (b) The Applicant has been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (i) air emissions, (ii) discharges to surface water or groundwater, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any Environmental Laws as hazardous or potentially hazardous), or (vi) other environmental, health, or safety matters, except to the extent that the failure to have obtained or to maintain such permits, licenses, certificates and approvals would not have a Materially Adverse Effect on the Applicant.

     (c) The Applicant has not, with respect to the Premises, received notice of, and does not know or reasonably suspect facts which might constitute, any violation of any Environmental Laws, except to the extent that any such violations would not have a Materially Adverse Effect on the Applicant.

     (d) Except in accordance with a valid governmental permit, license, certificate, or approval, there has been no emission, spill, release, or discharge by the Applicant into or upon (i) the air, (ii) soils or any improvements located thereon, (iii) surface water or groundwater, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the Premises, of any toxic or hazardous substances or wastes at or from the Premises during such time as the Applicant has held title to, or leased, the Premises which would have a Materially Adverse Effect on the Applicant.

     (e) There has been no complaint, order, directive, claim, citation, or notice by any governmental authority with respect to (i) air emissions, (ii) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the Premises, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste, or (vi) other environmental, health, or safety matters affecting the Applicant.

                                   Article V

                               Conditions Present

  Section 5.1. Effectiveness. This Agreement shall become effective and the Letters of Credit shall be issued upon the receipt by the Administrative Agent or the waiver by the Issuing Bank and the Banks of the following conditions precedent:

        (a) The favorable written opinions of (i) general counsel to the Guarantor with respect to the Applicant and the Guarantor, and (ii) Jones, Day, Reavis & Pogue, counsel to the Applicant and the Guarantor, in form and substance satisfactory to the Banks;

        (b) The favorable written opinion of Vedder, Price, Kaufman & Kammholz, counsel to the Beneficiaries, in form and substance satisfactory to the Banks;

        (c) Certified copies of resolutions of the Board of Directors of the Applicant authorizing the execution and delivery of the Credit Documents to which it is a party and indicating the authorized signers of the Credit Documents to which it is a party and all other documents relating thereto;

        (d) A certificate of the Applicant's Secretary or Assistant Secretary certifying the incumbency and the specimen signatures of such authorized signers mentioned in (c) above;

        (e) The Pledge and Security Agreement duly executed and delivered by the Applicant to the Administrative Agent, and acknowledged by the Beneficiaries and any other party required by the Administrative Agent and the Banks and in form and substance satisfactory to each thereof;

        (f) The Note Transfer Agreement duly executed and delivered by the Applicant and the Beneficiaries, in form and substance satisfactory to the Banks;

        (g) Duly executed financing statements, in form and substance satisfactory to the Banks, from the Applicant covering the Collateral described in the Pledge and Security Agreement, for filing in each location identified in Schedule A of the Pledge and Security Agreement;

        (h) The Guaranty Agreement duly executed and delivered by the Guarantor and this Agreement duly executed and delivered by the Applicant;

        (i) Certified copies of resolutions of the Board of Directors of the Guarantor authorizing the execution and delivery of the Guaranty and indicating the authorized signers of the Guaranty;

        (j) A certificate of the Guarantor's Secretary or Assistant Secretary certifying the incumbency and the specimen signatures of the authorized signers mentioned in (i) above;

        (k) Certified copies of the Certificate of Incorporation and by-laws of the Applicant and the Guarantor;

        (l) Good standing certificates of the Applicant and the Guarantor, certified by the Secretary of State of the State of Delaware;

        (m) A certificate of an officer of the Guarantor as to the receipt from the staff of the Securities and Exchange Commission of an affirmative verbal response to the no-action request letter with respect to the transactions contemplated by the Note Transfer Agreement;

        (n) Such other documents, certificates and opinions as any Bank or the Issuing Bank may reasonably request; and

        (o) No law, regulation or other action of the United States or the State of New York or any political subdivision or authority therein or thereof shall be in effect or shall have occurred, the effect of which would be to prevent the Issuing Bank or any Bank from fulfilling its obligations under any of the Credit Documents to which it is a party.

                                   Article VI

                                   Covenants

     The Applicant agrees that, so long as any Reimbursement Obligation or any Letter of Credit is outstanding hereunder or any credit is available to or in use by the Applicant or any Beneficiary hereunder except to the extent compliance in any case or cases is waived in writing by the Required Banks:

  Section 6.1. Corporate Existence. The Applicant shall, and shall cause each Subsidiary to, preserve and maintain its corporate existence.

  Section 6.2. Maintenance. The Applicant will maintain, preserve and keep its Properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such Properties and equipment shall be reasonably preserved and maintained, and will cause each Subsidiary so to do in respect of Property owned or used by it; provided, however, that nothing in this Section 6.2 shall prevent the Applicant or a Subsidiary from discontinuing the operation or maintenance of any such Properties if such discontinuance is, in the judgment of the Applicant, desirable in the conduct of its business or the business of such Subsidiary and not disadvantageous in any material respect to the Banks.

  Section 6.3. Taxes. The Applicant will duly pay and discharge, and will cause each Subsidiary to pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against the Applicant or such Subsidiary or against their respective Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and adequate reserves under Generally Accepted Accounting Principles are provided therefor.

  Section 6.4. Insurance. The Applicant will insure, and keep insured, and will cause each Subsidiary to insure, and keep insured, in good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by companies similarly situated and operating like Property; and to the extent usually insured (subject to self-insured retentions) by companies similarly situated and conducting similar businesses, the Applicant will also insure, and cause each Subsidiary to insure, employers' and public and product liability risks in good and responsible insurance companies. The Applicant will upon request of the Administrative Agent furnish a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 6.4.

  Section 6.5. Financial Statements and Information to Be Furnished. The Applicant shall furnish or cause to be furnished to each Bank:

     (a) Quarterly Financial Statements; Officer's Certificate. As soon as available and in any event within 50 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Guarantor, commencing with the quarterly period ending March 31, 1995:

        (i) consolidated and consolidating (by business segment) balance sheets of the Guarantor and its Consolidated Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating (by business segment) statements of income and cash flows of the Guarantor and the Consolidated Subsidiaries for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year; and

        (ii) a certificate with respect thereto of the president or chief financial officer of the Guarantor in the form of Schedule 6.5(a) hereto.

     (b) Year-End Financial Statements; Accountants' and Officer's Certificates. As soon as available and in any event within 95 days after the end of each fiscal year of the Guarantor, commencing with the fiscal year ended December 31, 1994:

        (i) consolidated and consolidating (by business segment) balance sheets of the Guarantor and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating (by business segment) statements of income, retained earnings and cash flows of the Guarantor and the Consolidated Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year;

        (ii) an audit report of KPMG Peat Marwick L.L.P., or other independent certified public accountants of recognized standing satisfactory to the Required Banks, on such of the financial statements referred to in clause (i) as are consolidated financial statements, which report shall be in scope and substance satisfactory to the Required Banks;

        (iii) a certificate of such accountants addressed to the Banks and in form and substance satisfactory to the Required Banks confirming that (A) the Guarantor is authorized to deliver their report referred to in clause
     (ii) to the Banks pursuant to this Agreement and (B) it is their understanding that the Banks are relying on such report and such certificate; and

        (iv) a certificate of the president or chief financial officer of the Guarantor in the form of Schedule 6.5(b) hereto.

     (c) Quarterly Statements. As soon as available and in any event within 60 days after the end of each quarterly fiscal period of each fiscal year commencing with the quarterly period ending December 31, 1994, copies of the balance sheet of the Applicant as at the end of such period, in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Applicant in accordance with Generally Accepted Accounting Principles and certified as to fairness of presentation in all material respects by the chief financial officer of the Applicant.

     (d) Annual Statements. As soon as available and in any event within 95 days after the close of each fiscal year of the Applicant commencing with the fiscal year ending December 31, 1994, copies of the balance sheet of the Applicant as at the end of each such fiscal year, prepared by the Applicant in accordance with Generally Accepted

Accounting Principles setting forth in comparative form the figures as at the end of and for the previous fiscal year, accompanied by a certificate of the Applicant to the effect that the balance sheet has been prepared in accordance with Generally Accepted Accounting Principles and presents fairly in all material respects the financial condition of the Applicant as of the close of such fiscal year or for the period ending thereon.

     (e) Reports and Filings. (i) Promptly upon receipt thereof, copies of all reports (other than management letters or reports), if any, submitted to the Guarantor, or any Subsidiary of the Guarantor, or the Board of Directors of the Guarantor or any Subsidiary of the Guarantor, by its independent certified public accountants; and (ii) as soon as practicable, copies of all such financial statements and reports as the Guarantor or any Subsidiary of the Guarantor shall send to its stockholders (other than reports of such Subsidiaries sent to the Guarantor in the ordinary course of business) and of all registration statements and all regular or periodic reports that the Guarantor or any Subsidiary of the Guarantor shall file, or may be required to file, as a reporting company subject to the reporting requirements of the Securities Exchange Act of 1934 with the Securities and Exchange Commission or any successor commission.

     (f) Requested Information. From time to time and promptly upon request of any Bank, such information regarding this Agreement and the business, assets, liabilities, financial condition, results of operations or business prospects of the Applicant, the Guarantor and its Subsidiaries as such Bank may reasonably request, in each case in form and substance and certified in a manner satisfactory to the requesting Bank.

     (g) Notice of Defaults, Material Adverse Changes and Other Matters. Prompt notice of: (i) any Default, (ii) the commencement of, or the occurrence or nonoccurrence of any change or event relating to, any action, suit, proceeding or investigation that would cause the representations and warranties contained in any of the Credit Documents to be incorrect if made at such time,
(iii) any event or condition referred to in Section 7.1(f) hereof, whether or not such event or condition shall constitute a Default, and (iv) any amendment of the certificate of incorporation or by-laws of the Guarantor or the Applicant.

  Section 6.6 Mergers or Consolidation. The Applicant shall not and shall not agree to merge or consolidate with any Person.

  Section 6.7. Benefit Plans. The Applicant shall not, nor shall it permit any Subsidiary to (a) establish any Benefit Plan, or amend any Benefit Plan, in either case in any manner that in the reasonable good faith estimate of the applicable Applicant's actuary would increase the aggregate Unfunded Benefit Liabilities under all Benefit Plans maintained by such Applicant or its ERISA Affiliates to an amount in excess of $25,000,000, provided, however, that the foregoing shall not prevent the Applicant from establishing or amending any Benefit Plan to the extent necessary to comply with Applicable Law; or (b) amend any Benefit Plan, except to the extent necessary to comply with Applicable Law, if after giving effect to such amendment the Applicant would be required to post security pursuant to Section 401(a)(29) of the Code.

  Section 6.8. Conduct of Business. The Applicant and its Subsidiaries will not engage in any business if, as a result, the general nature of the business which would then be engaged in by the Applicant and its Subsidiaries taken as a whole would be substantially changed from the general nature of the business engaged in by the Applicant and its Subsidiaries taken as a whole on the date of this Agreement.

  Section 6.9. Liens. The Applicant will not nor will it permit any Subsidiary to create, incur, permit to exist or to be incurred any Lien of any kind on any Property owned by the Applicant or any Subsidiary; provided, however, that this Section 6.9 shall not apply to nor operate to prevent Permitted Liens.

  Section 6.10. Disposition of Assets. The Applicant shall not, nor shall it permit any Subsidiary to sell, lease, license, transfer or otherwise dispose of any Property or interest therein, except that this Section 6.10 shall not apply to (a) any disposition of any asset or interest therein in the ordinary course of business, (b) any disposition in the ordinary course of business of any distressed real estate asset to any wholly-owned Subsidiary of the Applicant which Subsidiary's sole function is to acquire and hold such distressed real estate, and (c) any disposition of any Property

(including the Capital Securities of any Subsidiary) or interest therein for fair market value, as determined by the Board of Directors of the Applicant.

  Section 6.11. Compliance with Laws. Without limiting any of the other covenants of the Applicant in this Article VI, the Applicant will, and will cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities, non-compliance with which would (a) impair the validity or enforceability of, or the ability of the Applicant to perform its obligations under any of the Credit Documents to which it is a party, or (b) have a Materially Adverse Effect on the Applicant.

  Section 6.12. Permitted Indebtedness. The Applicant will not, nor will it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness or Contingent Indebtedness; provided, however, that the foregoing shall not operate to prevent the Indebtedness of the Applicant under the Credit Documents or the Obligations.

                                  Article VII

                         Events of Default and Remedies

  Section 7.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

     (a) default in the payment when due of any Obligation hereunder and the continuance of such default for a period of two (2) days;

     (b) default by the Applicant in the observance or performance of any covenant set forth in Article VI hereof;

     (c) default by the Applicant in the observance or performance of any other provision of any of the Credit Documents to which it is a party not mentioned in (a) or (b) above, which is not remedied within 30 days;

     (d) any representation or warranty made (or deemed made) by the Applicant in any of the Credit Documents to which it is a party, or made in the Guaranty Agreement by the Guarantor, or in any statement or certificate furnished pursuant hereto or thereto by the Applicant or the

Guarantor, or in connection with the issuance of any Letter of Credit, proves untrue in any material respect as of the date of the issuance or making (or deemed making) thereof;

     (e) A judgment or order shall be entered against the Applicant or any of its Subsidiaries or the Guarantor by any court, and (i) in the case of a judgment or order for the payment of money, either (A) such judgment or order shall continue undischarged and unstayed for a period of 30 days in which the aggregate amount of all such judgments and orders exceeds $10,000,000 or (B) enforcement proceedings shall have been commenced upon such judgment or order and (ii) in the case of any judgment or order for other than the payment of money, such judgment or order could, together with all other such judgments or orders, have a Materially Adverse Effect on the Applicant, any Subsidiary or the Guarantor;

     (f) (i) Any Termination Event shall occur with respect to any Benefit Plan, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Benefit Plan maintained by the Applicant or an ERISA Affiliate, or with respect to any other employee benefit plan maintained by the Applicant or an ERISA Affiliate that is subject to Section 412 of the Code,
(iii) the Applicant or any ERISA Affiliate shall engage in any Prohibited Transaction involving any Benefit Plan maintained by the Applicant or an ERISA Affiliate, (iv) the Applicant or any ERISA Affiliate shall be in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments owing to a Multiemployer Benefit Plan as a result of the Applicant's or any ERISA Affiliate's complete or partial withdrawal (as described in ERISA Section 4203 or 4205) from such Multiemployer Benefit Plan, (v) the Applicant or any ERISA Affiliate shall fail to pay when due an amount (other than premium payments to the PBGC) that is payable by it to the PBGC or to a Benefit Plan in accordance with Title IV of ERISA, or (vi) a proceeding shall be instituted by a fiduciary of any Multiemployer Benefit Plan against the Applicant or any ERISA Affiliate to enforce ERISA Section 515 and such proceeding shall not have been dismissed within 60 days thereafter, except that no event or condition referred to in clauses (i) through (vi) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not had, and will not have, a Materially Adverse Effect on the Applicant;

  (g) (i) The Applicant or any of its Subsidiaries or the Guarantor shall fail to pay, in accordance with its terms and when due and payable (after giving effect to any applicable grace period, which in the case of any Guaranty of Indebtedness, shall be deemed not less than five Business Days after the underlying Indebtedness became due), any of the principal of or interest on any Indebtedness in an aggregate principal amount in excess of $10,000,000, (ii) the maturity of any such Indebtedness shall, in whole or in part, have been accelerated, or any such Indebtedness shall, in whole or in part, have been required to be prepaid prior to the stated maturity thereof, in accordance with the provisions of any Contract evidencing, providing for the creation of or concerning such Indebtedness, or (iii) (A) any event shall have occurred and be continuing that permits (or, with the passage of time or the giving of notice or both, would permit) any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity or require any such prepayment and such event has continued unremedied and unwaived for a period of five Business Days and (B) if the Contract evidencing, providing for the creation of or concerning such Indebtedness provides for a cure period for such event, such event shall not be cured prior to the end of such cure period;

  (h) the Applicant or any of its Subsidiaries, or the Guarantor shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property,
(v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.1.(i) hereof, or (vii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other similar laws;

     (i) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Applicant or any of its Subsidiaries, or the Guarantor or any substantial part of any of their Property, or a proceeding described in Section 7.1(h)(v) hereof shall be instituted against the Applicant or any of its Subsidiaries or the Guarantor, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

     (j) The Guarantor at any time shall fail to directly or indirectly own and control beneficially and of record (i) 96.1% of the outstanding Capital Securities of KFS, or (ii) 100% of the outstanding Capital Securities of the Applicant;

     (k) an "Event of Default" or "Early Termination Event" under the Short Term Facility, the Long Term Facility or the Master Agreement (as defined respectively therein) shall have occurred and be continuing whether or not any such agreements remain in effect, or the Guarantor shall breach any term, covenant or condition of the Guaranty Agreement;

     (l) A default shall be continuing under any Contract (other than a Contract relating to Indebtedness to which clause (g) of this Section 7.1 is applicable) binding upon the Applicant or the Guarantor, except a default that, together with all other such defaults, has not had and will not have a Materially Adverse Effect on (i) the Applicant or (ii) this Agreement;

     (m) the occurrence of the date which is two Business Days prior to the date on which any person or group of persons acting in concert acquires, in the aggregate, 50% or more of any voting stock of the Guarantor;

     (n) any material provision of this Agreement or any of the other Credit Documents shall cease to be valid and binding, or the Applicant or the Guarantor shall contest any such provision, or the Applicant, the Guarantor or any agent or trustee on behalf of the Applicant or the Guarantor shall deny that it has further liability under this Agreement or any of the other Credit Documents;

     (o) the Guarantor or any Subsidiary shall fail to maintain management agreements with the Beneficiaries with substantially the same terms and conditions as those in effect on the Closing Date or otherwise in form and substance satisfactory to the Banks;

     (p) the Guarantor shall fail to maintain Liquidity Support in an aggregate principal amount of at least the sum of the Aggregate Credit Amount plus all outstanding Obligations; or

     (q) an "event of default" or breach of any provisions of a Security Document shall occur.

  Section 7.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in Sections 7.1.(h) or (i) hereof has occurred and is continuing, the Administrative Agent (or the Issuing Bank, as applicable) shall, by notice to the Applicant, (a) if so directed by the Required Banks, declare the Obligations to be forthwith due and payable and thereupon all of the Obligations shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind; (b) if so directed by the Required Banks, the Issuing Bank shall give notice of the occurrence of an Event of Default to each Beneficiary of a Letter of Credit, thereby causing each Letter of Credit to terminate 15 days after delivery of such notice; (c) if so directed by the Required Banks, exercise any other right or remedy under the Credit Documents; and (d) if so directed by the Required Banks, demand that the Applicant immediately pay to the Administrative Agent the full amount then available for drawing under all outstanding Letters of Credit, and the Applicant agrees to immediately make such payment and acknowledges and agrees that the Banks would not have an adequate remedy at law for the failure by the Applicant to honor any such demand and that the Administrative Agent, for the benefit of the Banks, shall have the right to require the Applicant to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after the giving of any notice to the Applicant pursuant to Section 7.1 hereof or this Section 7.2, shall also promptly send a copy of such notice to the Banks, but the failure to do so shall not impair or annul the effect of such notice.

  Section 7.3. Bankruptcy Defaults. When any Event of Default described in subsections (h) or (i) of Section 7.1 hereof has occurred and is continuing, then all outstanding Obligations shall immediately become due and payable together with all other amounts payable under this Agreement without presentment, demand, protest or notice of any kind, and the obligation of the Issuing Bank and the other Banks to issue any Letter of Credit or extend further credit pursuant to any of the terms hereof shall immediately terminate and the Applicant shall immediately pay to the Administrative Agent the full amount then available for drawing under all Letters of Credit, the Applicant acknowledging that the Issuing Bank and the other Banks would not have an adequate remedy at law for failure by the Applicant to honor any such demand and that the Issuing Bank and the other Banks, and the Administrative Agent on their behalf, shall have the right to require the Applicant to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit. Following any such Event of Default the Administrative Agent shall, if so directed by the Required Banks, give notice of the occurrence of an Event of Default to each Beneficiary, thereby causing each Letter of Credit to terminate 15 days after delivery of such notice.

  Section 7.4. Expenses. The Applicant agrees to pay to the Administrative Agent, the Issuing Bank and each Bank, all costs and expenses incurred or paid by the Administrative Agent, the Issuing Bank and each such Bank, including reasonable attorneys' fees and court costs, in connection with any Default or in connection with the enforcement of any of the terms hereof.

  Section 7.5. Collateral for Undrawn Letters of Credit. (a) If the payment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 7.2 or 7.3 hereof, the Applicant shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

     (b) All amounts paid pursuant to subsection (a) above shall be held by the Administrative Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Account") as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under the Letter of Credit then or thereafter made by the Issuing Bank, and to the payment of the unpaid balance of any Reimbursement Obligations and all other Obligations. The Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent and the ratable benefit of the Issuing Bank and the Banks. If and when requested by the Applicant, the Administrative Agent shall invest funds held in the Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Account when and as required to make payments out of the Account for application to amounts due and owing from the Applicant to the Administrative Agent, the Issuing Bank or the Banks; provided, however, that if
(i) the Applicant shall have made payment of all such obligations referred to in subsection (a) above, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have, in the sole determination of the Administrative Agent, passed, and (iii) no Letters of Credit, Credit Amounts, Reimbursement Obligations or other Obligations remain outstanding hereunder, then the Administrative Agent shall repay to the Applicant any remaining amounts held in the Account.

                                  Article VIII

                            Change in Circumstances

  Section 8.1. Increased Cost and Reduced Return. (a) If the Code or, on or after the date hereof, the adoption of any Applicable Law, or any change in the Code or any Applicable Law, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (i) shall subject the Issuing Bank or any Bank (or its Lending Office) to any tax, duty or other charge with respect to any Letter of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it or its obligation to issue any Letter of Credit or its obligation to participate in the Letters of Credit, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Letter(s) of Credit, or participations therein or any other amounts due under this Agreement in respect of its Letter(s) of Credit, or participations therein, any Reimbursement Obligations owed to it, or its obligation to issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of the Issuing Bank, such Bank or its Lending Office imposed by the jurisdiction in which the

Issuing Bank's or such Bank's principal executive office or Lending Office is located);

     (ii) shall impose, modify, require, make or deem applicable any reserve, capital requirement, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, or letters of credit or commitments by, the Issuing Bank or any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) any other condition affecting its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to participate in a Letter of Credit;

     (iii) limit the deductibility of interest on funds obtained by the Issuing Bank or any Bank to pay any of its liabilities or subject the Issuing Bank or any Bank to any tax, duty, charge, deduction or withholding on or with respect to payments relating to the Notes, the Letters of Credit or this Agreement, or any amount paid or to be paid by the Issuing Bank or any Bank as the issuer of any Letter of Credit or as a participant in the obligations (other than any tax measured by or based upon the overall net income of the Issuing Bank or such Bank imposed by any jurisdiction having control over the Issuing Bank or any Bank);

     (iv) change the basis of taxation of payments due the Issuing Bank or any Bank under this Agreement (other than by a change in taxation of the overall net income of the Issuing Bank or any Bank or its Lending Office imposed by the jurisdiction in which the Issuing Bank's or such Bank's principal executive office or Lending Office is located);

     (v) cause or deem letters of credit to be assets held by the Issuing Bank or any Bank and/or as deposits on its books; or

     (vi) impose upon the Issuing Bank or any Bank any other condition with respect to any amount paid or payable to or by the Issuing Bank or such Bank or with respect to this Agreement or any of the other Credit Documents;

and the result of any of the foregoing is to increase the cost to the Issuing Bank or such Bank (or its Lending Office) of issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by the Issuing Bank or such Bank (or its Lending Office) under this Agreement with respect thereto, by an amount deemed by the Issuing Bank or such Bank to be material, then, within fifteen (15) days after demand by the Issuing Bank or such Bank (with a copy to the Administrative Agent), the Applicant shall be obligated to pay to the Issuing Bank or such Bank such additional amount or amounts as will compensate the Issuing Bank or such Bank for such increased cost or reduction.

     (b) If, after the date hereof, any Bank, the Issuing Bank or the Administrative Agent shall have reasonably determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Administrative Agent, the Issuing Bank or any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's, the Issuing Bank's or the Administrative Agent's capital, or on the capital of any corporation controlling such Bank, the Issuing Bank or the Administrative Agent, as a consequence of its obligations hereunder to a level below that which such Bank, the Issuing Bank or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration policies of such Bank, the Issuing Bank or the Administrative Agent with respect to capital adequacy) by an amount reasonably deemed by such Bank, the Issuing Bank or the Administrative Agent to be material, then from time to time, within fifteen
(15) days after demand by such Bank, the Issuing Bank or the Administrative Agent (with a copy to the other Banks and the Administrative Agent), the Applicant shall pay to such Bank, the Issuing Bank or the Administrative Agent such additional amount or amounts as will compensate such Bank, the Issuing Bank or the Administrative Agent for such reduction; provided that none of the Banks, the

Issuing Bank or the Administrative Agent shall be entitled to receive any payment to compensate it for such costs incurred prior to the ninetieth day preceding the date on which such Bank, the Issuing Bank or the Administrative Agent gives such notice to the Applicant.

     (c) Each Bank (but not the Issuing Bank) that determines to seek compensation under this Section 8.1 shall notify the Applicant and the Administrative Agent of the circumstances that entitle such Bank to such compensation pursuant to this Section 8.1 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of the Issuing Bank or any Bank claiming compensation under this Section 8.1 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Issuing Bank or such Bank may use any reasonable averaging and attribution methods.

  Section 8.2. Lending Offices. Each Bank may, at its option, elect to maintain its obligations hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Applicant and the Administrative Agent.

                                   Article IX

                 The Administrative Agent and the Issuing Bank

  Section 9.1. Appointment and Authorization of Administrative Agent. Each Bank hereby appoints The Bank of New York as the Administrative Agent and the Issuing Bank under the Credit Documents and hereby authorizes the Administrative Agent and the Issuing Bank to take such action as Administrative Agent and the Issuing Bank on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent and the Issuing Bank by the terms thereof, together with such powers as are reasonably incidental thereto.

  Section 9.2. Administrative Agent and its Affiliates. The Administrative Agent and the Issuing Bank shall have the same rights and powers under this Agreement and the other Credit Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent or the Issuing Bank and the Administrative Agent and the Issuing Bank and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Applicant or the Guarantor or any Affiliate of the Applicant or the Guarantor as if it were not the Administrative Agent or the Issuing Bank under the Credit Documents. The term "Bank" as used herein and in all other Credit Documents, unless the context otherwise clearly requires, includes the Administrative Agent or the Issuing Bank in its individual capacity as a Bank.

  Section 9.3. Action by Administrative Agent and Issuing Bank. If the Administrative Agent receives from the Applicant a written notice of a Default pursuant to Section 6.5(g) hereof, the Administrative Agent shall promptly give the Issuing Bank and each of the Banks written notice thereof. The obligations of the Administrative Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, neither the Administrative Agent nor the Issuing Bank shall be required to take any action hereunder with respect to any Default, except as expressly provided in
Section 7.2 or 7.3 hereof. Upon the occurrence of a Default, the Administrative Agent and the Issuing Bank, as applicable, shall take such action with respect to enforcement of its liens on the Collateral under the Security Documents and the preservation and protection thereof as it shall be directed to take by the Required Banks and as permitted by the Security Documents, but if the Required Banks have not given any such direction following notice of an Event of Default from the Administrative Agent to the Banks, the Administrative Agent and the Issuing Bank, as applicable, shall take or refrain from taking such actions as it deems appropriate and in the best interest of all the Banks. In no event, however, shall the Administrative Agent or the Issuing Bank be required to take any action in violation of Applicable Law or of any provision of any of the Credit Documents, and the Administrative Agent and the Issuing Bank shall in all cases be fully justified in failing or refusing to act hereunder or under any of the other Credit Documents unless it shall be first indemnified to its reasonable satisfaction by the Banks against any and all costs, expenses, and liabilities which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Issuing Bank shall be entitled to assume that no Default exists unless notified to the contrary by a Bank or the Applicant. In all cases in which this Agreement and the other Credit Documents do not require the Administrative Agent or the Issuing Bank to take certain actions, the Administrative Agent or the Issuing Bank, as applicable, shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder.

  Section 9.4. Consultation with Experts;. The Administrative Agent and the Issuing Bank may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

  Section 9.5. Liability of Administrative Agent and Issuing Bank; Credit Decision. None of the Administrative Agent, the Issuing Bank nor any of their respective directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. None of the Administrative Agent, the Issuing Bank nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or the issuance of any Letter of Credit; (ii) the performance or observance of any of the covenants or agreements of the Applicant or the Guarantor or any of its Subsidiaries contained herein or in any of the other Credit Documents; (iii) the satisfaction of any condition specified in Article V hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any of the other Credit Documents or of the Liens provided for in the Security Documents or of any other document or writing furnished in connection with any of the Credit Documents or of the Collateral; and neither the Administrative Agent nor the Issuing Bank makes representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent and the Issuing Bank may each execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the Applicant or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. Neither the Administrative Agent nor the Issuing Bank shall incur any liability by acting in reliance upon any notice, consent, certificate, other document, instrument or statement (whether written or oral) believed by it to be genuine or to have been sent by the proper party or parties. In particular and without limiting any of the foregoing, neither the Administrative Agent nor the Issuing Bank shall have responsibility for confirming the accuracy of any notice, consent, certificate, statement or document or instrument received by it under the Credit Documents. Each Bank acknowledges that it has received and approved copies of the Credit Documents, and such other information and documents concerning the transactions contemplated and financed hereby as it has requested to receive and/or review. Each Bank acknowledges that it has independently and without reliance on the Administrative Agent, the Issuing Bank, or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Applicant in the manner set forth in the Credit Documents. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Applicant, and neither the Administrative Agent nor the Issuing Bank shall not have any liability to any Bank with respect thereto.

  Section 9.6. Indemnity. The Banks shall ratably, in accordance with their respective Percentages, indemnify and hold harmless each of the Administrative Agent and the Issuing Bank and their respective directors, officers, employees, agents and representatives from and against any liabilities, losses, costs or expenses suffered or incurred by it under any of the Credit Documents or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Applicant or the Guarantor or out of the proceeds of the Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this Section 9.6 shall survive termination of this Agreement.

  Section 9.7. Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent, and prior to the issuance of the Letters of Credit, the Issuing Bank, may resign at any time by giving written notice thereof to the Banks and the Applicant. The Required Banks may remove the Administrative Agent at any time. Upon any such resignation or removal of the Administrative Agent or the Issuing Bank, the Required Banks shall have the right to appoint a successor Administrative Agent or Issuing Bank. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Banks giving notice of removal, then the retiring or removed Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Administrative Agent under the Credit Documents, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 10 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

                                   Article X

                                 Miscellaneous

  Section 10.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 10.1(b) hereof, each payment by the Applicant under this Agreement and the other Credit Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient imposed by the jurisdiction in which such recipient's principal executive office or Lending Office is located) imposed by or within the jurisdiction in which the Applicant is domiciled, any jurisdiction from which the Applicant makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Applicant shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank, the Issuing Bank, and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank, the Issuing Bank, or the Administrative Agent (as the case may be) would have received had such withholding not been made. If the Administrative Agent, the Issuing Bank, or any Bank pays any amount in respect of any such taxes, penalties or interest, the Applicant shall reimburse the Administrative Agent, the Issuing Bank, or that Bank for that payment on demand in the currency in which such payment was made. If the Applicant pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank, the Issuing Bank, or the Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Bank, the Issuing Bank, or the Administrative Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Applicant and evidenced by such a tax receipt, such Bank, the Issuing Bank, or the Administrative Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Applicant such amount as such Bank, the Issuing Bank, or the Administrative Agent determines is attributable to such deduction or withholding and which will leave such Bank, the Issuing Bank, or the Administrative Agent (after such payment) in no better or worse position than it would have been in if the Applicant had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Bank, the Issuing Bank, and the Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank, the Issuing Bank, or the Administrative Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

     (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Applicant and the Administrative Agent on or before thirty
(30) days after the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to the Credit Documents) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to the Credit Documents) of the United States Internal Revenue Service. Thereafter and from time to time, each such Bank shall submit to the Applicant and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Applicant in a written notice, directly or through the Administrative Agent, to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United

States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Credit Documents.

     (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Applicant or Administrative Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 10.1 or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Applicant and Administrative Agent of such fact and such Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

  Section 10.2. No Waiver of Rights. No delay or failure on the part of the Administrative Agent, the Issuing Bank or any Bank or on the part of the holder or holders of any Reimbursement Obligation in the exercise of any power or right under any of the Credit Documents shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or of any other power or right, and the rights and remedies hereunder of the Administrative Agent, the Issuing Bank, the Banks and the holder or holders of any Reimbursement Obligation are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

  Section 10.3. Non-Business Day. If any payment of principal or interest on any Reimbursement Obligation or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Reimbursement Obligation or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

  Section 10.4. Documentary Taxes. The Applicant agrees that it will pay any documentary, stamp or similar taxes payable in respect of any of the Credit Documents, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

  Section 10.5. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

  Section 10.6. Survival of Indemnities. All indemnities and all provisions relative to reimbursement to the Administrative Agent, the Issuing Bank or the Banks of amounts sufficient to protect the yield of the Administrative Agent, the Issuing Bank or the Banks with respect to the Reimbursement Obligations, including, but not limited to, Sections 2.2, 2.5, 8.1 and 10.5 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of Reimbursement Obligations and all other Obligations.

  Section 10.7. Sharing of Set-Off. The Issuing Bank and each Bank agrees with the Issuing Bank and each other Bank that if any such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on any Reimbursement Obligations or Guaranteed Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Issuing Bank or any of the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from the Issuing Bank or each of such other Banks such amount of such Obligations, or participations therein, held by the Issuing Bank or each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all other such Banks; provided, however, that if any such purchase is made by any such Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other such Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section 10.7, amounts owed to or recovered by the Issuing Bank in connection with Reimbursement Obligations or Guaranteed Obligations in which Banks have been required to fund their participation shall be treated as amounts owed to or recovered by the Issuing Bank as a Bank hereunder.

  Section 10.8. Notices. Except as otherwise specified herein, all notices under the Credit Documents (other than the Letters of Credit) shall be in writing (including cable, telecopy, telex or other electronic communication) and shall be given to a party hereunder at its address, telecopier number or telex number set forth below or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Administrative Agent and the Applicant, given by courier, by United States certified or registered mail, or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents (other than the Letters of Credit) to the Banks, the Issuing Bank and the Administrative Agent shall be addressed to their respective addresses, telecopier, telex, or telephone numbers set forth on the signature pages hereof, and to the Applicant to:


To the Applicant:     Kemper Asset Holdings, Inc.
                      One Kemper Drive, C-2
                      Long Grove, Illinois  60049
                      Attention:  John H. Fitzpatrick, Vice President

With copies to:       Kemper Corporation
                      Legal Department, C-3
                      One Kemper Drive
                      Long Grove, IL  60049
                      Attention:  Kathleen A. Gallichio, Secretary

         Each such notice, request or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 10.8 or on the signature pages hereof and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section 10.8 or on the signature pages hereof and the answerback is received by sender, (iii) if given by courier, when delivered, (iv) if given by mail, three business days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (v) if given by any other means, when delivered at the addresses specified in this
Section 10.8 or on the signature pages hereof; provided that notices described in clauses (i), (ii), (iii), and (v) above that are received after normal business hours will be deemed received at the opening of business on the next Business Day.

  Section 10.9. Counterparts. This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

  Section 10.10. Successors and Assigns. This Agreement shall be binding upon the Applicant and its successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Reimbursement Obligation. The Applicant may not assign any of its rights or obligations under any of the Credit Documents without the written consent of all of the Banks.

  Section 10.11. Assignments. No Bank may assign any or all of its rights and obligations under this Agreement to any person (other than another Bank) provided that (i) with the consent of the Applicant which consent shall not be unreasonably withheld, and (ii) with the prior written consent of the Issuing Bank any Bank may assign any or all of such rights and obligations to one or more commercial banks provided that each assignment shall be for an amount of at least $5,000,000 and shall be in form and substance satisfactory to the Issuing Bank. Upon any such assignment, its notification to the Administrative Agent, and the payment of a $2,500 recordation and administration fee to the Administrative Agent, the assignee shall become a Bank hereunder. The Credit Amount of the assignee shall be governed by all of the terms and conditions hereof, and the Bank granting such assignment shall have its Credit Amount and its obligations and rights in connection therewith, reduced by the amount of such assignment.

  Section 10.12. Amendments;. Any provision of the Credit Documents (other than the Letters of Credit) may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Applicant, (b) the Required Banks, (c) if the rights or duties of the Administrative Agent or the Issuing Bank are affected thereby, the Administrative Agent and the Issuing Bank, and (d) if the rights or duties of the Issuing Bank are affected thereby, the Issuing Bank; provided that:

        (i) no amendment or waiver pursuant to this Section 10.12 shall (A) increase any Credit Amount of any Bank without the consent of such Bank or
    (B) reduce the amount of or postpone any date for payment of any principal of or interest on any Reimbursement Obligation or of any fee payable hereunder without the consent of each Bank and the Issuing Bank or (C) release the Guaranty or any Collateral for any Reimbursement Obligation or as expressly provided in any such Security Document or amend any of the terms of any Security Document without the consent of each Bank and the Issuing Bank; and

        (ii) no amendment or waiver pursuant to this Section 10.12 shall, unless signed by each Bank and the Issuing Bank, change any provision of
    Article III hereof, Article VIII hereof, Section 7.4 hereof, Section 10.14 hereof, this Section 10.12, or the definition of Required Banks, or affect the number of Banks required to take any action under the Credit Documents.

  Section 10.13. Headings. Section headings used in this Agreement and the Table of Contents are for reference only and shall not affect the construction of this Agreement.

  Section 10.14. Legal Fees, Other Costs and Indemnification. The Applicant agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, associated due diligence review, administration, and syndication of the Credit Documents, including without limitation, the reasonable fees and disbursements of Chapman and Cutler and other counsel to the Banks and Emmet, Marvin & Martin, special counsel to the Administrative Agent and the Issuing Bank, in connection with the preparation and execution of the Credit Documents, and any amendment, waiver or consent related hereto and thereto, whether or not the transactions contemplated herein are consummated. The Applicant further agrees to indemnify each Bank, the Administrative Agent, the Issuing Bank and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may incur or reasonably pay arising out of or relating to any of the Credit Documents or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Applicant, upon demand by the Administrative Agent, the Issuing Bank, or a Bank at any time, shall reimburse the Administrative Agent, the Issuing Bank or such Bank for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.

  Section 10.15. Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Bank, the Issuing Bank, the Administrative Agent and each subsequent holder of any Reimbursement Obligation is hereby authorized by the Applicant at any time or from time to time, without notice to the Applicant or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Bank, the Issuing Bank, the Administrative Agent or that subsequent holder to or for the credit or the account of the Applicant, whether or not matured, against and on account of the obligations and liabilities of the Applicant to that Bank, the Administrative Agent, the Issuing Bank or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not
(a) that Bank, the Administrative Agent, the Issuing Bank or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on amounts due hereunder shall have become due and payable pursuant to
Article VII and although said obligations and liabilities, or any of them, may be contingent or unmatured.

  Section 10.16. Entire Agreement. The Credit Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.

  Section 10.17. Governing Law. This Agreement and the other Credit Documents (other than the Letters of Credit), and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of New York.

  Section 10.18. Submission to Jurisdiction; Waiver of Jury Trial. The Applicant hereby submits to the nonexclusive jurisdiction of any United States District Court located in New York, New York and of any New York State court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby. The Applicant irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the Applicant, the Administrative Agent, the Issuing Bank and each Bank hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to any of the Credit Documents or the transactions contemplated thereby.

  Section 10.19. Severability. Any invalidity or unenforceability of any provision or application to the Credit Documents shall not affect other lawful provisions and applications thereof, and to this end the provisions of the Credit Documents are declared to be severable. Section headings used in the Credit Documents are for convenience of reference only and are not a part thereof for any other purpose.

         Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.


                                        Kemper Asset Holdings, Inc.
                                        By   /s/ JOHN W. BURNS
                                             -------------------------
                                        Name JOHN W. BURNS
                                             -------------------------

                                        Title Treasurer
                                             -------------------------

Address:                                   Bank of Montreal
115 South LaSalle Street
Chicago, Illinois  60603
Telecopy:  (312) 750-6057
Telephone:  (312) 750-3888                 By
Attention:  Jonathan Hook                    -----------------------------
                                             Name
                                                  ------------------------
                                             Title
                                                  ------------------------

Credit Amount:  $41,000,000

Lending Office:

115 South LaSalle Street
Chicago, Illinois  60603

Address:                                    THE BANK OF NEW YORK, as
                                            Administrative Agent and
                                            Issuing Bank

One Wall Street
New York, NY  10286                         By
Telecopy:  (212) 809-9520                     ----------------------------
Telephone:  (212) 635-6407                    Name
Attention:  Benjamin L. Balkind                   ------------------------
                                              Title
                                                  ------------------------
Credit Amount:  $41,000,000

Lending Office:

One Wall Street
New York, NY 10286

Address:                                     CREDIT SUISSE

227 West Monroe Street, Suite 4000
Chicago, Illinois  60606                     By
Telecopy:  (312) 630-0359                      ---------------------------
Telephone:  (312) 630-0086                     Name
Attention:  John Bordes                            -----------------------
                                               Title
                                                   -----------------------

Credit Amount:  $41,000,000                  By
                                               Name
Lending Office:                                    -----------------------
                                               Title
                                                   -----------------------
12 East 49th Street, 41st Floor
New York, New York  10017
Telecopy:  (212) 238-5246
Telephone:  (212) 238-5218
Attention:  Hazel Leslie

Address:                                    MELLON BANK, N.A.

One Mellon Bank Center, Room 0370
Pittsburgh, PA  15258                       By
Telecopy:  (412) 234-8087                     ------------------------
Telephone:  (412) 234-7541                    Name   Scott Sanford
Attention:  Sally J. Schurko                  Title  Senior Vice President

Credit Amount:  $41,000,000

Lending Office:

Three Mellon Bank Center, Room 2329
Pittsburgh, PA  15259
Telecopy:  (412) 234-2733
Telephone:  (412) 234-2194
Attention:  Sue Stahl, Trade Operations

Address:                                   THE FIRST NATIONAL BANK OF CHICAGO

One First National Plaza, Suite 0085
Chicago, IL  00670-0085                    By
Telecopy:  (312) 732-4033                    -------------------------------
Telephone:  (312) 732-9565                   Name
Attention:  Cynthia Priest                       ---------------------------
                                             Title
                                                 ---------------------------

Credit Amount:  $41,000,000

Lending Office:

One First National Plaza, Suite 0085
Chicago, IL  00670-0085
Telecopy:  (312) 732-4033
Telephone:  (312) 732-9565

Schedule 2.1

     The $205,000,000 Aggregate Letter of Credit Amount should be issued as follows:

LETTER OF CREDIT                    LOC AMOUNT        PRINCIPAL    INTEREST

Letter of Credit No. S00031924    $103,535,700     $100,000,000    $3,535,700
Letter of Credit No. S00031925      82,828,000       80,000,000     2,828,000
Letter of Credit No. S00031926      10,353,500       10,000,000       353,500
Letter of Credit No. S00031927       5,177,100        5,000,000       177,100
Letter of Credit No. S00031928       3,105,700        3,000,000       105,700
                                  ------------     ------------    ----------
        Total                     $205,000,000     $198,000,000    $7,000,000



                               KEMPER CORPORATION

                CERTIFICATE AS TO QUARTERLY FINANCIAL STATEMENTS

         I,                                , [President, Chief Financial
Officer] of Kemper Corporation, a Delaware corporation (the "Guarantor"), hereby certify, pursuant to Section 6.5(a) of the Letter of Credit Agreement
dated as of January    ,  1995, among the Kemper Asset Holdings, Inc. (the
"Applicant"), the banks party thereto and The Bank of New York, as Administrative Agent (the "Credit Agreement"), that:

                1. (a) The accompanying unaudited consolidated and consolidating financial statements of the Guarantor and the Consolidated Subsidiaries as at and for the quarterly accounting
         period ending                   ,  19   , present fairly, in
         accordance with Generally Accepted Accounting Principles (except for changes therein or therefrom described below that have been approved in writing by

                , the Guarantor's current independent certified public accountants), the consolidated and consolidating (by business segment) financial position of the Guarantor and the Consolidated Subsidiaries as at the end of such quarterly period, and the consolidated and consolidating (by business segment) results of operations and cash flows of the Guarantor and the Consolidated Subsidiaries for such quarterly period, and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case on the basis presented and subject only to normal year-end auditing adjustments.

                (b)  Except as disclosed or reflected in such financial
         statements, as at    , neither the Guarantor nor any Subsidiary had any
         Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, has had or could reasonably be expected to have a Materially Adverse Effect on the Guarantor and the Consolidated Subsidiaries taken as a whole.

                2. (a) The changes from Generally Accepted Accounting Principles are as follows:

All such changes have been approved in writing by

                [(b) Attached as Annex A are unaudited consolidated and consolidating financial statements of the Guarantor and the Consolidated Subsidiaries as at and for the quarterly accounting period ending
                         , 19   , which have been prepared in accordance with
         Generally Accepted Accounting Principles without giving effect to the changes referred to in Paragraph 2(a) of this Certificate or any previous Certificate. Such financial statements are complete and correct and present fairly, in accordance with Generally Accepted Accounting Principles, the consolidated and consolidating (by business segment) financial position of the Guarantor and the Consolidated Subsidiaries as at the end of such quarterly period, and the consolidated and consolidating (by business segment) results of operations and cash flows for such quarterly period, and for the elapsed portion of the fiscal year ending with the last day of such quarterly period, in each case on the basis presented and subject only to normal year-end auditing adjustments.]1*

                3. Here follow the calculations required to establish whether or not the Guarantor was in compliance with Section 4.13, 4.14 and
         4.15 of the Long Term Facility as of               , 19    [the end of
         the quarterly accounting period referred to in 1(a) above].

                4. Based on an examination sufficient to enable me to make an informed statement, no Default exists, including, in particular, any such arising under the provisions of Article VI of the Credit Agreement or Article 3 of the Guaranty, except the following:

     [If none such exists, insert "None"; if any do exist, specify the same by Section, give the date the same occurred, whether it is continuing, and the steps being taken by the Guarantor or a Subsidiary with respect thereto.] Capitalized terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement. 1*


Dated:

                                          -----------------------------------
                                          [President, Chief
                                           Financial Officer]





-----------------
1* Paragraph (b) should be included in, and Annex A attached to, the Certificate only if changes from Generally Accepted Accounting Principles are specified in Paragraph 2(a) of this or any previous Certificate.

                               Kemper Corporation

                 CERTIFICATE AS TO ANNUAL FINANCIAL STATEMENTS

I,                            , [President, Chief Financial Officer] of Kemper
Corporation, a Delaware corporation (the "Guarantor"), hereby certify, pursuant
to Section 6.5(b) of the Letter of Credit Agreement  dated as of January    ,
1995, among the Kemper Asset Holdings, Inc.  (the "Applicant"), the banks party
thereto and                                , as Administrative Agent (the
"Credit Agreement"), that:

     1. (a) The accompanying consolidated and consolidating financial statements of the Guarantor and the Consolidated Subsidiaries as at
............................... and for the [fiscal year] [12 months] ending
                    , 19   , present fairly, in accordance with Generally
Accepted Accounting Principles (except for changes therein or therefrom described below that have been approved in writing by
                          , the Guarantor's current independent certified
public accountants), the consolidated and consolidating (by business segment) financial position of the Guarantor and the Consolidated Subsidiaries as at the end of such fiscal year, and the consolidated and consolidating (by business segment) results of operations and cash flows of the Guarantor and the Consolidated Subsidiaries for such fiscal year, in each case on the basis presented.

     (b)  Except as disclosed or reflected in such financial statements, as at
                     , neither the Guarantor nor any Subsidiary had any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, has had or could reasonably be expected to have a Materially Adverse Effect on the Guarantor and the Consolidated Subsidiaries taken as a whole.

     2. (a) The changes from Generally Accepted Accounting Principles are as follows:

All such changes have been approved in writing by                       .

     [(b) Attached as Annex A are unaudited consolidated and consolidating financial statements of the Guarantor and the Consolidated Subsidiaries as at
                   and for the 12 months ending                 , 19   , which
have been prepared in accordance with Generally Accepted Accounting Principles without giving effect to the changes referred to in Paragraph 2(a) of this Certificate or any previous Certificate. Such financial statements are complete and correct and present fairly, in accordance with Generally Accepted Accounting Principles, the consolidated and consolidating (by business segment) financial position of the Guarantor and the Consolidated Subsidiaries as at the end of such fiscal year, and the consolidated and consolidating (by business segment) results of operations and cash flows for such quarterly period, and for the elapsed portion of the fiscal [year] [period], in each case on the basis presented.]1

     3. Here follow the calculations required to establish whether or not the Guarantor was in compliance with Section 4.13, 4.14 and 4.15 of the Long Term
Facility as of December 31, 19   .

     4. Based on an examination sufficient to enable me to make an informed statement, no Default exists, including, in particular, any such arising under the provisions of Article VI of the Credit Agreement or Article 3 of the Guaranty, except the following:

     [If none such exists, insert "None"; if any do exist, specify the same by Section, give the date the same occurred, whether it is continuing, and the steps being taken by the Guarantor or a Subsidiary with respect thereto.] Capitalized terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement.2*

Dated:

                                          -------------------------------
                                         [President, Chief Financial Officer]


------------------
2* Paragraph (b) should be included in, and Annex A attached to, the Certificate only if changes from Generally Accepted Accounting Principles are specified in Paragraph 2(a) of this or any previous Certificate.